UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2020

EAGLE BANCORP MONTANA, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	1-34682	27-1449820
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1400 Prospect Avenue, Helena, Montana 59601
(Address of principal executive offices) (Zip Code)

(406) 442-3080
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class Common Stock, par value $0.01 per share	Trading Symbol(s) EBMT	Name of each exchange on which registered Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On June 10, 2020, Eagle Bancorp Montana, Inc. (the “Company”) completed the sale of $15 million in aggregate principal amount of 5.5% Fixed to Floating Rate Subordinated Notes Due 2030 (the “Notes”) in a private placement transaction (the “Private Placement”) to certain qualified institutional accredited investors (the “Purchasers”).  The Notes were sold by the Company pursuant to a Subordinated Note Purchase Agreement, dated June 10, 2020 (the “Note Purchase Agreement”), between the Company and each Purchaser identified therein.

The net cash proceeds of the offering will be approximately $14.7 million and will be used for general corporate purposes, including, but not limited to, the redemption of the Company’s outstanding $10 million of 6.75% Subordinated Notes Due June 19, 2025.  The Notes are expected to qualify as Tier 2 capital for regulatory capital purposes, subject to applicable limitations.

The Notes mature on July 1, 2030 and will bear interest at an annual fixed rate of 5.5% payable semi-annually in arrears on January 1 and July 1 of each year from July 1, 2020 to, but excluding, July 1, 2025. From and including July 1, 2025 to, but excluding, July 1, 2030 or the earlier redemption date, interest will accrue at a floating rate per annum equal to a benchmark rate, which is expected to be Three-Month Term SOFR (as defined in the Notes), plus a spread of 509.0 basis points, payable quarterly in arrears on January 1, April 1, July 1 and October 1 of each year.  As more completely described in the form of Note, the indebtedness evidenced by the Notes, including principal and interest, is unsecured and subordinate and junior in right of the Company’s payment to general and secured creditors and depositors of the Bank, and pari passu with the outstanding subordinated notes of the Company.  The Notes also contain provisions with respect to redemption features and other matters pertaining to the Notes.

The form of Note and the form of Note Purchase Agreement are filed with this Current Report on Form 8-K as Exhibits 4.1 and 10.1 respectively.  The above summaries of the Notes and the Note Purchase Agreement do not purport to be a complete description of such documents and are qualified in their entirety by reference to the documents attached hereto.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information set forth under Item 1.01 is incorporated by reference into this Item 2.03.

ITEM 8.01	OTHER EVENTS.

On June 10, 2020, the Company issued a press release announcing the completion of the Private Placement.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Information contained in Exhibit 99.1 shall not be deemed filed for the purposes of the Securities Exchange Act of 1934, as amended, nor shall such information and Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

4.1	Form of 5.5% Fixed to Floating Rate Subordinated Note due 2030 (included as Exhibit A to the Form of Subordinated Note Purchase Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K).

10.1	Form of Subordinated Note Purchase Agreement dated June 10, 2020, by and among Eagle Bancorp Montana, Inc. and the Purchasers.

99.1	Press Release, dated June 10, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Eagle Bancorp Montana, Inc.
Date:	June 10, 2020	By:	/s/ Laura F. Clark
Laura F. Clark
Executive Vice President, Chief Financial Officer and Chief Operating Officer